Exhibit 10.2

                             LETTER OF AGREEMENT

This is a Letter of Agreement between Biomune Systems, Inc. (the "Company") and Joy M. Erickson ("Consultant") effective as of June 2, 1997.

                             CONSULTING DUTIES

Consultant has performed services for the Company which includes but are not limited to the following:

A.     Marketing in the AIDS/HIV market
B.     Commercial Projects

COMPENSATION

Consultant will be compensated as follows:

     a.     32,000 free-trading shares of the Company's Common Stock.

The above description of duties and compensation are agreed to by the undersigned.

Biomune Systems, Inc.

By: /s/ Michael G. Acton
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       Michael G. Acton                       Joy M. Erickson
Its:  Chief Financial Officer

June 2, 1997
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     Date                                   Date